SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A
                               (Amendment No. 1)


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       March 18, 1999 (February 25, 1999)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                  001-14195              65-0723837
(State or Other Jurisdiction       (Commission            (IRS Employer
    of Incorporation)              File Number)           Identification No.)




         116 Huntington Avenue
          Boston, Massachusetts                                  02116
 (Address of Principal Executive Offices)                      (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets.

On February  25,  1999,  American  Tower  Corporation  ("ATC" or the  "Company")
consummated the transactions contemplated by the Agreement and Plan of Merger (the "Omni Merger Agreement"), by and among ATC, American Towers, Inc., a Delaware corporation ("ATI"), and OmniAmerica, Inc., a Delaware corporation ("OmniAmerica"), dated as of November 16, 1998, whereby OmniAmerica was merged (the "Omni Merger") with and into ATI, with ATI as the surviving corporation. Pursuant to the Omni Merger Agreement, the Company issued 16,750,554 shares of Class A Common Stock of ATC and assumed 971,850 options to purchase shares of Class A Common Stock of ATC previously granted under Omni stock option plans. In connection with the Omni Merger, the Company paid off approximately $94.3 million of assumed debt from available cash balances. Upon consummation of the Omni Merger, Jack D. Furst, the Chairman of OmniAmerica and a Partner of Hicks, Muse, Tate & Furst Incorporated, OmniAmerica's largest shareholder, was elected to the Board of Directors of ATC.

For more information, see the ATC press release, dated February 25, 1999, which is attached herewith as Exhibit 99.1.

On February 26, 1999, ATC consummated the transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the "TeleCom Merger Agreement"), by and among ATC, ATI, ATC Merger Corporation, a Delaware corporation ("ATMC"), and TeleCom Towers, L.L.C., a Delaware limited liability company ("TeleCom"), dated as of December 18, 1998, as amended as of December 23, 1998 and February 26, 1999, whereby ATMC was merged (the "TeleCom Merger") with and into TeleCom, with TeleCom as the surviving entity. Pursuant to the TeleCom Merger Agreement, the Company issued 3,940,874 shares of Class A Common Stock of ATC and paid approximately $60.1 million in cash and assumed approximately $48.4 million in debt, of which approximately $44.1 million was paid off at closing from available cash balances. Upon consummation of the TeleCom Merger, Dean H. Eisner, Vice President of Business Development and Planning of Cox Enterprises, Inc., an affiliate of Cox Telecom Towers, Inc., the principal member of TeleCom, was elected to the Board of Directors of ATC.

For more information, see the ATC press release, dated February 26, 1999, which is attached herewith as Exhibit 99.2.

Giving effect to the consummation of the Omni Merger and the TeleCom Merger, ATC currently operates more than 3,200 towers in 44 states and the District of Columbia. Based in Boston, the Company has a national footprint with regional hubs in Boston, Albuquerque, Atlanta, Chicago, Houston and San Francisco.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired and (b) Pro Forma Financial Information.

         Pursuant to Regulation 240.15d-11, the Company filed a Form 8-K/A on January 27, 1999, indicating that it satisfied the requirements of Form 8-K, which require the Company to provide financial statements for the periods specified in Regulation 210.3.05 and pro forma financial statements for the periods specified in Regulation 210.11.02 and 11.03, in the Company's Registration Statements on Form S-4 (File No. 333-70683 and File No. 333-70685), as filed on January 15, 1999 and declared effective by the Securities and Exchange Commission on that date.

         (c) Exhibits.

         Exhibit 2.1  - Amendment to the Amended and Restated Agreement and
                        Plan of Merger, dated as of February 26, 1999, by and among ATC, ATI, ATMC and Telecom.

         Exhibit 10.1 - Amended and Restated Registration Agreement, dated as of
                        February 25, 1999, among ATC and each of the Parties named therein.

         Exhibit 99.1 - Press Release of ATC, dated February 25, 1999.

         Exhibit 99.2 - Press Release of ATC, dated February 26, 1999.





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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN TOWER CORPORATION
                             (Registrant)


Date: March 18, 1999         By: /s/ Justin D. Benincasa
                                Name: Justin D. Benincasa
                                Title: Vice President and Corporate Controller